EXHIBIT 99.1

Kohlberg Capital Corporation Reports Third Quarter 2007 Financial Results

NEW YORK, Nov. 5, 2007 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced financial results for the three and nine months ended September 30, 2007.

Financial Highlights

 -- Net investment income and realized gains for the three and nine months ended September 30, 2007 of $6.7 million or $0.37 per share and $18.1 million or $1.01 per share, respectively;
 -- Net unrealized loss on investments for the three months ended
    September 30, 2007 of $11.4 million or $0.63 per share, due primarily to lower market values of certain investments held in the
    Company's portfolio as a result of current conditions in the credit markets; net unrealized gain of $8.1 million or $0.45 per share for the nine months ended September 30, 2007;
 -- Net asset value per share of $14.77 at September 30, 2007, as compared to $14.29 and $15.39 at December 31, 2006 and June 30, 2007,
    respectively; and
 -- The Company declared a third quarter dividend of $0.37 per share which was paid on October 26, 2007.

Operating Results

For the quarter ended September 30, 2007, Kohlberg Capital reported net investment income (excluding net unrealized losses) for the third quarter of $6.7 million or $0.37 per share. The net investment income for the quarter reflects increased interest income from the growth of Kohlberg Capital's investment portfolio from $366.0 million at the beginning of the quarter to $434.9 million at quarter end. The quarter ended September 30, 2007 was the Company's third full quarter of operations since its initial public offering ("IPO") on December 11, 2006.

For the quarter ended September 30, 2007, the net decrease in stockholders' equity resulting from operations was $4.7 million or $0.26 per share. Net unrealized losses on investments totaled $11.4 million or $0.63 per share for the quarter, offset by the Company's net investment income. The net unrealized loss for the quarter was the result of (i) the decrease in market value of the Company's corporate loan portfolio by $8.0 million, (ii) a $1.8 million decrease in the value of investments in collateralized loan obligation funds ("CLO Funds"), and (iii) a $1.6 million reduction in the value of the Company's investment in Katonah Debt Advisors, its wholly-owned portfolio company. The decrease in value of the Company's investments in corporate loans and on its CLO Fund investments during the quarter was due primarily to the general decrease in the trading value of such assets as a result of current conditions in the credit markets. As of September 30, 2007, all loans held on the Company's balance sheet remained current on their interest and principal payments, and all of the CLO Funds in which the Company holds investments maintained their original issue credit ratings on all classes of their securities and were continuing to make cash payments to all classes of investors.

The decrease in value of Katonah Debt Advisors during the quarter was the result of an approximately 2% reduction in assets under management during the period. Year-to-date appreciation in the value of the Company's investment in Katonah Debt Advisors was approximately $18.6 million as a result of an increase in assets under management to approximately $2.1 billion from $1.4 billion at the beginning of the year. Katonah Debt Advisors is an asset management company that manages CLO Funds for which it receives a recurring management fee stream. The CLO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans, high-yield corporate bonds and other corporate credit instruments and do not invest in asset-backed securities such as those secured by commercial mortgages, residential mortgages or other consumer borrowings.

Portfolio

Kohlberg Capital's portfolio investments at fair value increased $68.9 million during the quarter to $434.9 million as of September 30, 2007. The net increase in portfolio size was funded primarily with borrowings under the Company's credit facility.

The fair values of Kohlberg Capital's investment portfolio as of September 30, 2007 increased $185.7 million as compared to December 31, 2006. Fair values for Kohlberg Capital's investment portfolio are as follows:

                                     9/30/2007      6/30/2007
                                   ------------   ------------
 Senior Secured Loan               $190,251,915   $164,306,480
 Junior Secured Loan                111,614,136     78,628,735
 Mezzanine Investment                32,156,415     27,365,817
 Senior Subordinated Bond             2,790,000      2,850,000
 Senior Unsecured Bond                2,000,000      2,000,000
                                   ------------   ------------
  Total Loan and Bond Portfolio    $338,812,466   $275,151,032
 Equity Securities                    4,974,140      2,974,140
 CLO Fund Securities                 33,130,000     28,920,000
 Asset Management Company            58,019,825     58,990,846
                                   ------------   ------------
  Total Investment Portfolio       $434,936,431   $366,036,018
                                   ============   ============

                                     3/31/2007     12/31/2006
                                   ------------   ------------
 Senior Secured Loan               $150,412,107   $163,313,492
 Junior Secured Loan                 43,803,154     27,453,892
 Mezzanine Investment                17,531,218             --
 Senior Subordinated Bond             3,010,000             --
 Senior Unsecured Bond                       --             --
                                   ------------   ------------
  Total Loan and Bond Portfolio    $214,756,479   $190,767,384
 Equity Securities                    2,974,140             --
 CLO Fund Securities                 24,290,000     20,870,000
 Asset Management Company            46,658,105     37,574,995
                                   ------------   ------------
  Total Investment Portfolio       $288,678,724   $249,212,379
                                   ============   ============

The average yield on the Company's loan and bond portfolio at September 30, 2007 was approximately 10.0%, similar to the yield at June 30, 2007 and an increase from average yields of 9.6% and 9.0% at March 31, 2007 and December 31, 2006, respectively. The average annual cash yield on the Company's CLO Fund Securities at September 30, 2007 was approximately 28%.

The investment portfolio (excluding the Company's investment in Katonah Debt Advisors and CLO Fund securities) at quarter end was spread across 26 different industries and 83 different entities with an average balance per investment of $4.1 million and with the ten largest positions representing approximately 18% of the total fair value of investments.

Investment in CLO Fund Securities

The Company's investment in CLO Fund securities at fair value increased by $4.2 million to $33.1 million during the quarter. This increase was due to an investment of $5.8 million in subordinated securities issued by a CLO Fund raised by Katonah Debt Advisors during the quarter offset in part by $1.8 million of unrealized losses based on the value of the Company's other CLO investments at September 30, 2007. The CLO Funds managed by Katonah Debt Advisors invest primarily in non-investment grade broadly syndicated loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CLO Funds in which we have any investment are generally diversified senior secured corporate debt and exclude mortgage pools or mortgage securities (residential mortgage bonds, commercial mortgage backed securities, or related asset backed securities) and debt to companies providing mortgage lending and emerging markets investments.

The securities issued by CLO Funds managed by Katonah Debt Advisors are primarily held by third parties. The Company typically makes a minority investment in the most junior classes of securities of CLO Funds raised and managed by Katonah Debt Advisors and may selectively invest in securities issued by CLO Funds managed by other asset management companies. Our CLO Investments are carried at fair value, which is primarily based on a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar bonds and preferred shares/income notes, when available. We determine the fair value of our CLO Investments on an individual security-by-security basis. At September 30, 2007, all of the CLO Funds in which the Company held investments were not in default, have maintained their original issue credit ratings on all of their classes of issued securities, and continue to make cash distributions to all holders of their securities.

Katonah Debt Advisors

At September 30, 2007, Kohlberg Capital's investment in its wholly owned portfolio company, Katonah Debt Advisors, was approximately $58.0 million. For the three months and nine months ended September 30, 2007, Katonah Debt Advisors had GAAP net income of approximately $0.7 million and $1.8 million, respectively. The net income of Katonah Debt Advisors is included in the GAAP income of Kohlberg Capital Corporation. For purposes of calculating distributable tax income, only cash distributions of Katonah Debt Advisors' current or accumulated undistributed net income to Kohlberg Capital are included.

CLO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans and bonds and do not invest in asset-backed securities such as those secured by residential mortgages or other consumer borrowings. Katonah Debt Advisors' assets under management at September 30, 2007 totaled approximately $2.1 billion, a decrease of $35.3 million and an increase of $413.2 million and $743.4 million over assets under management at June 30, 2007, March 31, 2007 and December 31, 2006, respectively. Katonah Debt Advisors currently receives annual management fee income at an average rate of approximately 0.5% of assets under management. Katonah Debt Advisors also typically receives one-time structuring fees upon the creation of a new CLO Fund and may also receive one-time incentive fees upon the liquidation of a CLO Fund which typically occurs four to nine years after its formation. As an asset manager of CLO Funds, Katonah Debt Advisors makes no investment in the funds it manages and thus Katonah Debt Advisors' valuation is not dependent on the market valuation of the CLO Funds it manages.

In May 2007, Katonah Debt Advisors completed its fourth CLO Fund and received a one-time structuring fee of $1 million at closing. As with other CLO funds that it manages, Katonah Debt Advisors will receive annual management fees paid quarterly. At the completion of this CLO Fund, Kohlberg Capital made a $4.8 million minority equity investment in the subordinated securities of the CLO Fund. During the third quarter of 2007, Kohlberg Capital made an additional investment of $5.8 million in this CLO Fund. Katonah Debt Advisors currently is accumulating assets for three additional CLO Funds which it expects to complete by the end of 2008.

Dayl Pearson, CEO and President, commented, "Our strong third quarter results demonstrates the continued execution of our business plan. We added to our investment portfolio while remaining very rigorous in our credit analysis and selection. While the loan market dislocation during the quarter caused many loans to be quoted below par, credit quality remains strong. All of our loans continue to meet all debt service obligations including payments of principal at par. The valuation of our secured corporate loan portfolio reflects current market conditions and pricing and we therefore had an unrealized loss on this portfolio of approximately $8 million, but we fully expect these loans to remain current on interest payments and make all principal payments at par value. Our pipeline remains robust and spreads have widened considerably since the end of the second quarter. Unfortunately, leverage and credit structures continue to be aggressive by historical standards and we expect to be very selective -- we are currently turning down more than 90% of the opportunities that we see. Our portfolio remains highly diversified and positioned defensively in anticipation of slower growth in the general economy."

Other

Liquidity and Capital Resources. At September 30, 2007, Kohlberg Capital had cash and cash equivalents of $7.0 million, total assets of $456.0 million and stockholders' equity of $265.7 million. The Company's net asset value per common share was $14.77. Debt outstanding at September 30, 2007 was $170 million under a $275 million securitization revolving credit facility (on October 1, 2007 the credit facility increased to a total commitment of up to $275 million from $200 million) -- equal to 37% of total assets (with 3:1 asset coverage). Total liquidity, equal to cash plus borrowings available under the revolving credit facility, was $112.0 million at September 30, 2007.

Valuation of Portfolio Investments. Kohlberg Capital's Board of Directors is ultimately and solely responsible for determining the fair value of portfolio investments on a quarterly basis in good faith. Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the Company's Board of Directors which consisted of certain limited procedures that the Company's Board of Directors identified and requested them to perform. For the quarter ended September 30, 2007, the Company's Board of Directors asked Duff & Phelps, LLC to perform the limited procedures on fourteen investments comprising approximately 48% of the total investments at fair value as of September 30, 2007 for which market quotations are not readily available. Upon completion of the limited procedures, Duff & Phelps, LLC concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

Investment in CLO Fund Securities. At September 30, 2007, Kohlberg Capital had CLO Fund equity securities valued at $33.1 million in eight different CLOs. It is the Company's intention that its aggregate CLO Investments not exceed 10% of the Company's total investment portfolio. As of September 30, 2007, CLO Investments represent approximately 7.6% of the Company's investment portfolio.

Net Asset Value per Share. During the three months ended September 30, 2007, Kohlberg Capital's net asset value decreased approximately $10.7 million, or $0.62 per share, to $265.7 million, or $14.77 per share due to an increase in unrealized losses on the investment portfolio primarily as a result of quarter-end market related conditions -- not as a result of concerns with the underlying credit fundamentals of the issuers.

Goodwill Amortization. As a result of goodwill resulting from the purchase of Katonah Debt Advisors by Kohlberg Capital prior to the IPO, approximately $32 million in goodwill was recognized for tax purposes only. Approximately $2 million of goodwill amortization per annum reduces the taxable income, but not the GAAP income, of Katonah Debt Advisors. Any distributions of the taxable income of Katonah Debt Advisors to Kohlberg Capital will thus become a component of Kohlberg Capital's distributable income.

Distributable Income. Generally, at least 98% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income (as adjusted for tax differences) plus any taxable income distributions (after amortization of tax goodwill) from Katonah Debt Advisors. As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

Dividend. Kohlberg Capital declared a regular quarterly dividend of $0.37 per share for the three months ended September 30, 2007. The record date for these dividends was October 10, 2007 and the dividend was paid on October 26, 2007.

Conference Call

Kohlberg Capital will hold a conference call on Tuesday, November 6, 2007 at 9:00 a.m. Eastern Standard Time to discuss its third quarter 2007 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-888-724-9507.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 30 days on our website in the Investor Relations section under Events. The replay dial in numbers are as follows, Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820; Replay Passcode: 1547801.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CLO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

Safe Harbor Statement Under the Private Securities Litigation reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

                    KOHLBERG CAPITAL CORPORATION

                           BALANCE SHEETS

                                             As of            As of
                                         September 30,     December 31,
                                              2007             2006
                                        -------------     ------------
                                          (unaudited)
 ASSETS
 Investments at fair value:
   Investments in debt securities
    (cost: 2007 - $346,667,175;
     2006 - $190,767,384)                $338,812,466     $190,767,384
   Investments in CLO fund securities
    (cost: 2007 - $35,851,243;
     2006 - $20,870,000)                   33,130,000       20,870,000
   Investments in equity securities
    (cost: 2007 - $4,974,140;
     2006 - $0)                             4,974,140               --
   Affiliate investment
    (cost: 2007 - $35,117,290;
     2006 - $33,394,995)                   58,019,825       37,574,995
                                        -------------    -------------
    Total investments at fair value       434,936,431      249,212,379
 Cash and cash equivalents                  7,023,967       32,404,493
 Restricted cash                            5,003,793               --
 Interest and dividends receivable          5,219,994          602,085
 Receivable for open trades                 1,910,329               --
 Due from affiliate                           491,923          (87,832)
 Other assets                               1,406,377          156,890
                                        -------------    -------------
 Total assets                           $ 455,992,814    $ 282,288,015
                                        =============    =============

 LIABILITIES
 Borrowings                               170,000,000               --
 Payable for open trades                    9,359,981       24,183,044
 Accounts payable and accrued
  expenses                                  4,226,782        1,704,548
 Dividend payable                           6,659,116               --
                                        -------------    -------------

 Total liabilities                      $ 190,245,879    $  25,887,592
                                        -------------    -------------

 Commitments and contingencies

 STOCKHOLDERS' EQUITY
 Common stock, par value $.01 per
  share, 100,000,000 common shares
  authorized; 17,997,611 and
  17,946,333 common shares issued and
  outstanding at September 30, 2007
  and December 31, 2006, respectively         179,976          179,463
 Capital in excess of par value           252,841,386      251,550,420
 Undistributed net investment income          398,990          416,753
 Undistributed net realized gains                  --            1,077
 Net unrealized appreciation on
  investments                              12,326,583        4,252,710
                                        -------------    -------------
 Total stockholders' equity               265,746,935      256,400,423
                                        -------------    -------------
 Total liabilities and stockholders'
  equity                                $ 455,992,814    $ 282,288,015
                                        =============    =============

 NET ASSET VALUE PER SHARE              $       14.77    $       14.29
                                        =============    =============

                     KOHLBERG CAPITAL CORPORATION

                       STATEMENTS OF OPERATIONS

                              (unaudited)

                               Three Months Ended    Nine Months Ended
                                  September 30,        September 30,
                                      2007                 2007
                                  ------------         ------------
 INVESTMENT INCOME:
  Interest from investments
   in debt securities             $  8,542,653         $ 19,624,938
  Interest from cash and
   cash equivalents                    141,535              425,630
  Dividends from investments
   in CLO fund securities            1,689,056            5,115,081
  Capital structuring
   service fees                        110,000              430,526
                                  ------------         ------------
   Total investment income          10,483,244           25,596,175
                                  ------------         ------------
 EXPENSES:
  Interest and amortization
   of debt issuance costs            2,311,203            3,510,696
  Compensation                       1,399,717            3,133,903
  Professional fees                    406,377            1,785,105
  Insurance                             41,369              122,885
  Administrative and other             254,200              873,904
                                  ------------         ------------
    Total expenses                   4,412,866            9,426,493
  Equity in income
   of affiliate                        656,755            1,795,006
                                  ------------         ------------

 NET INVESTMENT INCOME               6,727,133           17,964,688
 REALIZED AND UNREALIZED
  GAINS (LOSSES) ON
  INVESTMENTS:
   Net realized gains
    (losses) from investment
    transactions                       (52,203)             167,258
   Net change in unrealized
    losses on debt securities       (7,959,601)          (7,854,708)
   Net change in unrealized
    gains (losses) on
    affiliate investments           (1,627,775)          18,649,825
   Net change in unrealized
    losses on CLO fund
    securities                      (1,771,243)          (2,721,243)
                                  ------------         ------------
    Net realized and
     unrealized gain (loss)
     on investments                (11,410,822)           8,241,132
                                  ------------         ------------

 NET INCREASE (DECREASE) IN
  STOCKHOLDERS' EQUITY
  RESULTING FROM OPERATIONS       $ (4,683,689)        $ 26,205,820
                                  ============         ============
 BASIC EARNINGS (LOSS)
  PER COMMON SHARE                $      (0.26)        $       1.46
 DILUTED EARNINGS (LOSS)
  PER COMMON SHARE                $      (0.26)        $       1.46
 BASIC NET INVESTMENT INCOME
  PER COMMON SHARE                $       0.37         $       1.00
 DILUTED NET INVESTMENT INCOME
  PER COMMON SHARE                $       0.37         $       1.00
 WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING
  -- BASIC                          17,989,460           17,965,590
 WEIGHTED AVERAGE SHARES OF
  COMMON STOCK OUTSTANDING
  -- DILUTED                        17,989,460           18,001,345

KCAP-G

CONTACT:  Kohlberg Capital Corporation
          Investor Relations
          Denise Rodriguez
          (212) 455-8300
          info@kohlbergcapital.com